Exhibit 23.1

Ernst & Young 11 Mounts Bay Road Perth WA 6000 Australia GPO Box M939 Perth WA 6843	Tel: +61 8 9429 2222 Fax: +61 8 9429 2436 ey.com/au

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 8, 2022, in the Registration Statement (Form F-4) and related Prospectus of Woodside Petroleum Ltd for the registration of ordinary shares.

/s/ Ernst & Young

Ernst & Young

Perth, Australia

13 April 2022

A member firm of Ernst & Young Global Limited

Liability limited by a scheme approved under Professional Standards Legislation